AMENDED AND RESTATED BY-LAWS OF THE COMPANY




                                                                     Exhibit 3.2

                         AMENDED AND RESTATED BYLAWS OF
                             PMA CAPITAL CORPORATION


                                    ARTICLE 1

                                Corporate Office
                                ----------------

     Section 1.1 The Corporation shall have and continuously maintain in the Commonwealth of Pennsylvania a registered office at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                    ARTICLE 2

                        Shareholders; Share Certificates
                        --------------------------------

     Section 2.1 No person, firm, association, corporation or other entity is qualified to own any shares of Common Stock, $5.00 par value, ("Common Stock") of the Corporation except:

     (1)  PMA Foundation.
     (2)  A member of PMA Foundation.
     (3) A former member of PMA Foundation who resigned in good standing, but only in respect to Common Stock of the Corporation owned by such former member of PMA Foundation on the date of resignation.
     (4) The Corporation or Pennsylvania Manufacturers' Association Insurance Company.
     (5) An officer, proprietor or partner of a member of PMA Foundation or a retired officer, proprietor or partner of a member or former member of PMA Foundation but only in respect to Common Stock of the Corporation owned by such retired officer, proprietor or partner on the date of retirement.
     (6) A director or officer of the Corporation, Pennsylvania Manufacturers' Association Insurance Company or PMA Foundation.
     (7) A retired director or officer of the Corporation, Pennsylvania Manufacturers' Association Insurance Company or PMA Foundation but only in respect to Common Stock of the Corporation owned by such retired director or officer on the date of retirement.
     (8) The surviving spouse of a deceased person who, at the time of his or her death, was qualified to own Common Stock of the Corporation, but not a surviving spouse of a person who became qualified to own Common Stock of the Corporation solely by reason of the provisions of this Subsection (8).

     (9) A person, firm, association, corporation or other entity who was a shareholder of record of Pennsylvania Manufacturers' Association Insurance Company on April 1, 1982.
     (10) Any child or grandchild of a shareholder of Pennsylvania Manufacturers' Association Insurance Company of record on April 1, 1982.
     (11) A trustee under a written trust solely for the benefit of a person qualified under these Bylaws to own Common Stock of the Corporation or a spouse, child or grandchild of such qualified person.
     (12) Employees of the Corporation or any of its affiliates who are not officers of any of these entities, but whose duties require the exercise of executive and administrative responsibilities, shall be deemed qualified to own Common Stock of the Corporation. By resolution of the Board of Directors dated May 19, 1983 as amended by resolution of the Board of Directors dated February 27, 1996.
     (13) A spouse of a person who owned Common Stock of record on December 8, 1990 is qualified to own shares of the Corporation's Common Stock. By resolution of the Board of Directors dated December 8, 1990.
     (14) Such other classes of persons as are from time to time approved by the Board of Directors of the Corporation.

     Nothing set forth in this Section 2.1 shall prohibit any person from owning any shares of Class A Common Stock, $5.00 par value, ("Class A Common Stock") of the Corporation.

     Section 2.2 All shares issued by the Corporation shall be represented by certificates. The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; shall bear the name of the registered holder, the number and class of shares and the designation of the series, if any, represented thereby, the par value, if any, of each share or a statement that the shares are without par value, as the case may be; shall be signed by the President or a Vice President, and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, such share certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

     Section 2.3 Duplicate certificates may be issued for those lost or destroyed, under such terms as may be prescribed by the Board of Directors.

     Section 2.4 No person, firm, association, corporation or other entity, except PMA Foundation shall at any time hold more than seven percent of the outstanding Common Stock of the Corporation. Nothing set forth in this Section
2.4 shall limit in any respect any person's ownership of shares of Class A Common Stock of the Corporation.

     Section 2.5 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by the proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded on the share register of the Corporation. A transferee of shares of the Corporation shall not be a record holder of such shares entitled to the rights and benefits associated therewith unless and until the share transfer has been recorded on the share transfer books of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of (i) Article 8 of the Pennsylvania Uniform Commercial Code or (ii) Article 2 of these Bylaws.

     Section 2.6 The Common Stock of the Corporation shall be owned by and shall be transferable only to a person, firm, association, corporation or other entity qualified to own Common Stock under these Bylaws.

     If any shareholders of the Corporation shall cease to be qualified to own Common Stock under these Bylaws or if the executor or administrator of any shareholder, or the grantee or assignee of any Common Stock sold on execution, or for debt, or as the result of bankruptcy or insolvency proceedings, or if any other person, firm, association, corporation or other entity who is not qualified to own Common Stock under these Bylaws shall become the holder of Common Stock, then in any such case, unless a transfer of such Common Stock shall be made within six months to a person qualified, such holder shall be required to offer to sell such Common Stock to PMA Foundation at a price to be agreed upon by the holder and PMA Foundation. If the holder and PMA Foundation are unable to agree upon a price, a committee of arbitrators shall be appointed to appraise the fair market value of the Common Stock. The number of arbitrators shall be three, and shall be appointed as follows: one member of the committee shall be appointed by the Executive Committee of PMA Foundation, and one member by the holder of the Common Stock. The two members so appointed shall appoint a third member of the committee. The committee shall then, by a majority agreement appraise the fair market value of the Common Stock. Thereafter, PMA Foundation shall have the option to purchase such Common Stock at the fair market value as appraised by the majority of the three appointees. If within 30 days after the appraisal of the fair market value of the Common Stock and the presentment thereof to PMA Foundation, PMA Foundation does not exercise its option to purchase, then the Corporation shall have the option to purchase such Common Stock at the appraised fair market value, and if within 30 days after the presentment of such Common Stock to the Corporation for purchase, the Corporation does not exercise its option to purchase, then the holder of such Common Stock shall be deemed the qualified owner thereof until such time as the holder transfers such Common Stock to a person, firm, association, corporation or other entity who is qualified to own Common Stock under these Bylaws.

     It shall be the duty of any unqualified holder of Common Stock to comply with the provisions of this Section 2.6, and no dividends shall be paid on account of such Common

Stock held by any unqualified holder after a holding period of six months in the absence of compliance with the provisions of this Section 2.6.

     No transfer of any interest in Common Stock of the Corporation shall be effective for any purpose unless such transfer is made in accordance with the provisions of this Section 2.6. Nothing set forth in this Section 2.6 shall limit the transfer of any shares of Class A Common Stock of the Corporation.

     Section 2.7 Upon issuance of each certificate of Common Stock a receipt shall be taken as follows:

          "Received Certificate No.   , subject to the conditions and
          restrictions therein referred to and to the Bylaws of this Corporation to which the undersigned agrees to conform. This agreement shall be binding upon the heirs, executors, administrators and assigns of the undersigned."

     Section 2.8. All certificates of Common Stock, in addition to the usual and necessary matters, shall contain the following printed thereon:

          "The ownership and transfer of Common Stock in this Corporation is limited by the Bylaws printed on the back of this certificate."

     Upon the back of each certificate of Common Stock shall be printed Sections 2.1, 2.4 and 2.6 of Article 2 of these Bylaws.


                                    ARTICLE 3

                              Shareholders Meetings
                             ---------------------

     Section 3.1 All meetings of the shareholders shall be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be determined from time to time by the Board of Directors and need not be held at the registered office of the Corporation.

     Section 3.2 An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year at such time and place as may be determined by the Board of Directors.

     Section 3.3 Special meetings of the shareholders may be called at any time by (i) the Chairman or President (ii) the Board of Directors or (iii) shareholders entitled to cast at least one-fifth of the votes that all shareholders are entitled to cast at the particular meeting. The request of any person who has called a special meeting of shareholders shall be addressed to the Secretary of the Corporation, shall be signed by the persons making the request and shall state the purpose or purposes of the meeting. Upon receipt of any such request it shall be the duty of the Secretary to fix the time and provide written notice of the special meeting of shareholders, which shall be held not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to fix the time or provide written notice of the special meeting, the person or persons making the request may fix the time and provide written notice of the special meeting.

     Section 3.4 Written notice of each meeting other than an adjourned meeting of shareholders, stating the place and time, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted, shall be provided to each shareholder of record entitled to vote at the meeting at such address as appears on the books of the Corporation. Except as otherwise required by Article 22 hereof, such notice shall be given, in accordance with the provisions of Article 21 of these Bylaws, at least (i) ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or (ii) five days prior to the day named for the meeting in any other case.

     Section 3.5 Whenever the Corporation has been unable to communicate with a shareholder for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address, the giving of notice to such shareholder pursuant to Section 3.4 of these Bylaws shall not be required. Any action or meeting that is taken or held without notice or communication to that shareholder shall have the same validity as if the notice or communication had been duly given. Whenever a shareholder provides the Corporation with a current address this Section 3.5 shall cease to be applicable to such shareholder. The Corporation shall not be required to give notice to any shareholder pursuant to
Section 3.4 hereof if and for as long as communication with such shareholder is unlawful.

     Section 3.6 The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more shareholders may participate in such meeting or meetings of shareholders by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another. Participation in the meeting by such means shall constitute presence in person at the meeting. Any notice otherwise required to be given in connection with any meeting at which participation by conference telephone or other communications equipment is permitted shall so specify.


                                    ARTICLE 4

                             Quorum of Shareholders
                             ----------------------

     Section 4.1 A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present.

     Section 4.2 The holders of a majority of the outstanding voting power of the shares of stock of the Corporation, appearing either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders.

     Section 4.3 The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 4.4 If a meeting of shareholders cannot be organized because a quorum is not present those present in person or by proxy, may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present in person or by proxy.

     Section 4.5  Notwithstanding  the  provisions of Sections 4.1, 4.2, 4.3 and
4.4 of these Bylaws:

          (1) Any meeting at which directors are to be elected may be adjourned only from day to day, or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

          (2) Those shareholders entitled to vote who attend a meeting called for election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of electing directors.

          (3) Those shareholders entitled to vote who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum is fixed in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

     Section 4.6 Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, at any duly organized meeting of shareholders the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting.


                                    ARTICLE 5

                                     Proxies
                                    -------

     Section 5.1 Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

     Section 5.2 Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

                                    ARTICLE 6

                                   Record Date
                                  -----------

     Section 6.1 The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose, such as the payment of a distribution or conversion or exchange of shares.


                                    ARTICLE 7

                             Record of Shareholders
                             ----------------------

     Section 7.1 The Treasurer shall have charge of the share transfer books of the Corporation and shall maintain an alphabetical record of the shareholders with their addresses and the number of shares held by each.


                                    ARTICLE 8

                               Judges of Election
                               ------------------

     Section 8.1 Prior to any meeting of shareholders, the Board of Directors may appoint judges of election, who may but need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for an office to be filled at the meeting shall act as a judge of election.

     Section 8.2 In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy so created may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

     Section 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such other acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as practicable. If there are three judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

     Section 8.4 On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts found by them.


                                    ARTICLE 9

                   Consent of Shareholders in Lieu of Meeting
                   ------------------------------------------

     Section 9.1 Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

     Section 9.2 Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. If a written consent or consents are signed by fewer than all of the shareholders who would be entitled to vote at a meeting for such purpose, the action shall not become effective until ten days after written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.


                                   ARTICLE 10

                                    Directors
                                   ---------

     Section 10.1 The business and affairs of the Corporation shall be managed under the direction of a Board of Directors of not less than 12 or more than 24 directors. The Board of Directors shall be divided into three classes, and directors of each class shall be elected for a term of three years and until their successors are elected and qualified or until their earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. Prior to each election of a class of directors, the Board of Directors shall fix the size of that class of directors at a minimum of four and a maximum of eight directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are required or permitted to be exercised and done by statute, the Articles of Incorporation or these Bylaws.

     Section 10.2 In all elections of directors, each shareholder, or his proxy, shall be entitled to the number of votes to which the shares of stock owned by him are entitled to cast under the Articles of Incorporation of the Corporation and may cumulate his votes as provided in the Articles of Incorporation. All elections shall be by ballot.

     Section 10.3 Every director shall be a shareholder in the Corporation. When first elected to the Board of Directors, each director shall be regularly engaged in a business, trade, or profession and shall be a resident of a jurisdiction in which the Corporation is transacting business. No person shall be elected a director who is or becomes 70 years of age prior to or during his first term in office as a director. No person shall be considered as a candidate, nor shall any votes be counted for any person, unless written notice of the nomination of the candidacy shall have been filed with the Secretary of the Corporation for the information of the shareholders not less than 60 days prior to the election; provided, however, that nominees selected by the then existing Board of Directors, or by a Nominating Committee appointed by the Board of Directors and consisting of four directors continuing in office, may be candidates and voted for without such notice.

     Section 10.4 A meeting of the Board of Directors may be held immediately following the annual meeting of shareholders at which directors have been elected without the necessity of notice to the directors. At the first regular meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect a Chairman of the Board of Directors, a President, a Secretary, a Treasurer and such other officers as the Board of Directors shall determine. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age. The Chairman of the Board of Directors and the President shall be, and each other officer may be, a director of the Corporation. The offices of Secretary and Treasurer may be filled by one person.

     Section 10.5 Regular meetings of the Board of Directors shall be held at least four times each year at times and places within or without the Commonwealth of Pennsylvania designated by the Board of Directors. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting by such means shall constitute presence in person at the meeting.

     Section 10.6 A special meeting of the Board of Directors may be called at any time by the Chairman of the Board on 24 hours' notice to each director, either by telephone, or if in writing, in accordance with Article 21 of these Bylaws and shall be called by him or, in his absence, by the Secretary, upon the written request of three members of the Board of Directors. Such special meeting of the Board of Directors shall be held at a time and place designated by the Chairman of the Board, or, in his absence, the Secretary.

     Section 10.7 A majority of the directors then in office shall constitute a quorum at any regular or special meeting of the Board of Directors, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.


                                   ARTICLE 11

                              Removal of Directors
                              --------------------

     Section 11.1 Unless otherwise provided in the Articles of Incorporation, or in Article 11, Section 11. 3 of these Bylaws the entire Board of Directors, or any class of the Board of Directors or any individual director, may be removed from office by vote of the shareholders entitled to vote thereon only for cause. Notwithstanding the foregoing, an individual director shall not be removed (unless the entire Board of Directors or class of Directors is removed) from the Board of Directors if sufficient votes are cast against the resolution for such director's removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the Board of Directors or a class thereof. If any directors are so removed, new directors may be elected at the same meeting.

     Section 11.2 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year.

     Section 11.3 The Board of Directors may be removed at any time with or without cause by the unanimous consent of shareholders entitled to vote thereon.

                                   ARTICLE 12

                       Vacancies in the Board of Directors
                      -----------------------------------

     Section 12.1 Vacancies in the Board of Directors occurring for any reason, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term and until his successor has been elected and qualified or until his earlier death, resignation or removal.

     Section 12.2 When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have the power by a majority vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.


                                   ARTICLE 13

                            Action by Written Consent
                           -------------------------

     Section 13.1 Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors is filed with the Secretary of the Corporation.


                                   ARTICLE 14

                            Compensation of Directors
                           -------------------------

     Section 14.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from receiving compensation for services rendered to the Corporation in any other capacity.

                                   ARTICLE 15

                                   Committees
                                   ----------

     Section 15.1 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees consisting of one or more directors as may be deemed appropriate or desirable by the Board of Directors to serve at the pleasure of the Board. Any committee, to the extent provided in the resolution of the Board of Directors pursuant to which it was created, shall have and may exercise all of the powers and authority of the Board of Directors, except that no committee shall have any power or authority as to the following:

     (1) The submission to shareholders of any action requiring approval of shareholders;
     (2) The creation or filling of vacancies in the Board of Directors; (3) The adoption, amendment or repeal of these Bylaws; (4) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and
     (5) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

     Section 15.2 At the first meeting following each annual meeting of shareholders, the Board of Directors shall elect an Executive Committee of not more than four (4) directors and not more than six (6) directors, a Finance Committee of not less than four (4) directors and not more than six (6) directors, an Audit Committee of a maximum of three (3) directors and a Compensation and Stock Option Committee of a maximum of three (3) directors. These committees shall meet at the call of the Chairman of each such committee. A majority of the elected and, to the extent applicable ex officio, members of the committees shall constitute a quorum. At least one third of the total number of the members of each committee so appointed shall be persons who are not officers or employees of the Corporation or any entity controlling, controlled by or under common control with the Corporation and who are not the beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity.

     Section 15.3 The Executive Committee shall have supervision of all business of the Corporation and shall have the authority in between the time of regular meetings of the Board of Directors as specified in Article 10, Section 10.5 hereof, to exercise all powers of the Corporation and do all such lawful acts and things as are required or permitted to be exercised and done by statute, the Articles of Incorporation or these Bylaws. The Executive Committee shall have the power to create offices and titles as deemed desirable or advisable. The holders of such offices need not be directors of the Corporation.

     Section 15.4 The Finance Committee shall review the investment results of the Corporation's assets and perform such other duties as the Board of Directors or the Executive Committee may prescribe.

     Section 15.5 The Audit Committee shall consist of a maximum of three (3) members of the Board of Directors, none of whom shall be an officer or employee of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The Audit Committee shall recommend the selection of independent certified public accountants and review the scope and results of the independent audit and the management recommendations made by the independent certified public accountants.

     Section 15.6 The Nominating  Committee  shall consist of no fewer than four
(4) members of the Board of Directors continuing in office, none of whom shall be an officer or employee of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity. The Nominating Committee shall nominate persons for election for director by the shareholders and shall review and report on the qualifications of candidates otherwise nominated for director.

     Section 15.7 The Compensation and Stock Option Committee shall consist of a maximum of three (3) members of the Board of Directors, none of whom shall be an officer or employee of the Corporation or of any entity controlling, controlled by or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The Compensation and Stock Option Committee shall evaluate the performance of officers deemed to be executive officers of the Corporation and recommend to the Board of Directors compensation of the executive officers. The Compensation and Stock Option Committee may invite the Chairman of the Board and the President of the Corporation to attend its meetings and provide relevant information for the Committee's review, provided however, that the Chairman of the Board and the President may not vote on matters coming before the Committee.


                                   ARTICLE 16

                             Liability of Directors
                             ----------------------

     Section  16.1 A director  of the  Corporation  shall  stand in a  fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the
Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; or (iii) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 16.2 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of Section 16. 1 of this Article 16.

     Section 16.3 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 16.4 A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his office under Sections 16.1 through 16.3 of this Article 16; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 16.5 The provisions of Section 16.4 of this Article 16 shall not apply to: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 16.6 Notwithstanding any other provisions of these Bylaws, the approval by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation shall be required to amend, repeal or adopt any provision as part of these Bylaws that is inconsistent with the purpose or intent of Sections 16.1, 16.2, 16.3, 16.4, 16.5 or 16.6 of this Article 16, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. The provisions of Section 16.1, 16.2, 16.3, 16.4 and 16.5 were originally adopted by the shareholders of the Corporation on April 27, 1987.


                                   ARTICLE 17

                                    Officers
                                    --------

     Section 17.1 The Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed and may have such other officers and assistant officers as the Board of Directors may authorize from time to time. The Chairman of the Board or the President shall be the chief executive officer of the Corporation, as the Board of Directors may determine from time to time. Each officer shall hold office at the pleasure of the Board of Directors and until his successor has been elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

     Section 17.2 Except as otherwise provided in the Articles of Incorporation, an officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

     Section 17.3 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause by a vote of not less than two- thirds of the whole Board. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                   ARTICLE 18

                               Duties of Officers
                               ------------------

     Section 18.1 The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders, appoint all committees not otherwise provided for in the Bylaws and shall be ex officio a member of all committees other than the Audit Committee, the Nominating Committee, and the Compensation and Stock Option Committee.

     Section 18.2 In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. Except as otherwise provided herein, the President shall have general supervision and control of all the employees of the Corporation; shall be responsible for the general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President or on any other officer or officers of the Corporation; shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other office or agent of the Corporation; and shall be ex officio a member of all committees other than the Audit Committee, the Nominating Committee, and the Compensation and Stock Option Committee.

     Section 18.3 In the absence of the President, the Executive Vice President, if any, shall assume the duties of the President. The Executive Vice President, if any, shall perform such duties as may be assigned to him by the Corporation's chief executive officer, the Board of Directors or the Executive Committee of the Board of Directors.

     Section 18.4 The Vice Presidents shall perform such duties as may be designated from time to time by the Corporation's chief executive officer, the Board of Directors or the Executive Committee of the Board of Directors.

     Section 18.5 The Secretary shall act under the direction and superintendence of the Corporation chief executive officer; attend all the meetings of shareholders, directors and committees, and keep in suitable books the minutes thereof; superintend the keeping and have charge of the seal, books, papers and records pertaining to his office, sign such documents as shall require his attention, issue notices for all meetings; make or superintend the making of monthly and annual statements to the Board of Directors, which shall fully show the current business and condition of the Corporation and perform generally all the duties incident to the office of Secretary.

     Section 18.6 The Treasurer or his designee shall receive and take care of all moneys, securities and evidences of indebtedness belonging to the Corporation; maintain day by day records of his transactions and deposit the daily receipts in a General Account in the name of the Corporation in such bank or banks or such depositories as the Board of Directors or the Executive Committee may direct. All checks or other orders on such banks or depositories for the payment or transfer of money shall be signed by the Treasurer or his designee and by another officer of the Corporation.

     In addition to the aforesaid General Account the Treasurer or his designee shall maintain Special Accounts as the Board of Directors or the Executive Committee may from time to time create in banks for current payments; such deposits shall be made in the name of the Corporation and shall be replenished from the General Account as may be necessary to maintain working balances in such Special Accounts. All checks or drafts drawn against such Special Accounts shall be signed by such officer or officers or employees as may from time to time be authorized by the Board of Directors or the Executive Committee of the Board of Directors.

     Section 18.7 The Assistant Secretary shall, in the absence of the Secretary, perform the duties of the Secretary and such other duties as may be assigned to him by the Secretary.

     Section 18.8 The Assistant Treasurer shall, in the absence of the Treasurer, perform the duties of the Treasurer and such other duties as may be assigned to him by the Treasurer.

     Section 18.9 All officers and employees shall give bond for the faithful performance of their duties in such amount as is required by the Board of Directors or the Executive Committee of the Board of Directors.


                                   ARTICLE 19

         Indemnification of Officers, Directors, Employees, and Agents
         -------------------------------------------------------------

     Section 19.1 The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 19.2 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 19 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this
Article 19 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or the Directors' Liability Act of the Commonwealth of Pennsylvania (the "DLA") which expands or enlarges the power or obligation of corporations organized under the BCL or subject to the DLA to indemnify, or advance expenses to, directors and officers of corporations.

     Section 19.3 The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     Section 19.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 19 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 19.5 The Corporation shall have the authority to create a fund of any nature, which may, but need not, be under the control of an independent trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. The authority shall include, without limitation, the authority to: (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 19. The provisions of this Article 19 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 19.1 of this Article 19 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or the DLA or otherwise. The authority granted by this Section 19.5 shall be exercised by the Board of Directors of the Corporation.

     Section 19.6 The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

     Section 19.7 As soon as practicable after receipt by any person specified in Section 19.1 of this Article 19 of notice of the commencement of any action, suit or proceeding specified in Section 19.1 of this Article 19, such person shall, if a claim with respect thereto may be made against the Corporation under
Article 19 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation for any liability under Article 19 of the Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under Article 19 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense, and except as otherwise provided below, to the extent that it desires, the Corporation jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 19 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided below. Such person shall have the right to employ his own legal counsel in such action, but the fees and expenses of such legal counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of legal counsel by such person shall have been authorized by the Corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (iii) the Corporation shall not in fact have employed legal counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 19 of these Bylaws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

     Section 19.8 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 19.

     Section 19.9 Notwithstanding any other provisions of these Bylaws, the approval by (i) the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation or (ii) a majority vote of the members of the Board of Directors shall be required to amend, repeal or adopt any provision as part of these Bylaws which is inconsistent with the purpose or intent of this Article 19, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such approval. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.5, 19.6, 19.7 and 19.8 were originally adopted by the shareholders of the Corporation on April 27, 1987.


                                   ARTICLE 20

                                   Fiscal Year
                                  -----------

     Section 20.1 The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE 21

               Manner of Giving Written Notice; Waivers of Notice
               --------------------------------------------------

     Section 21.1 Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of written notice to directors, supplied by each director to the Corporation for the purpose of the notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

     Section 21.2 Any written notice required to be given to any person under the provisions of statute, the Corporation's Articles of Incorporation or these Bylaws may be waived in a writing signed by the person entitled to such notice whether before or after the time stated therein. Except as otherwise required by statute, and except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of any person, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE 22

                                   Amendments
                                   ----------

     Section 22.1 Neither this Section 22.1 nor Article 2 of these Bylaws may be altered, amended or repealed unless approved by the affirmative vote of the holders of two-thirds of the outstanding Common Stock of the Corporation, voting as a separate class, at any annual meeting of shareholders or at a special meeting of shareholders called for that purpose, provided that 30 days' notice of the proposed amendments shall have been mailed to the last recorded address of each shareholder as furnished to the Corporation, and that the same shall have been submitted to the Board of Directors at least 30 days prior to such meeting.

     Section 22.2 Neither this Section 22.2 nor Article 16 of these Bylaws may be altered, amended or repealed unless approved by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting of shareholders called for that purpose, provided that 30 days' notice of the proposed amendments shall have been mailed to the last recorded address of each shareholder as furnished to the Corporation, and that the same shall have been submitted to the Board of Directors at least 30 days prior to such meeting.

     Section 22.3 Neither this Section 22.3 nor Article 19 of these Bylaws may be altered, amended or repealed unless approved by: (i) the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting called for that purpose, provided that 30 days' notice of the proposed amendments shall have been mailed to the last recorded address of each shareholder as furnished to the Corporation, and that the same shall have been submitted to the Board of Directors at least 30 days prior to such meeting, or (ii) a majority vote of the members of the Board of Directors at any regular meeting or any special meeting duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at any duly organized meeting called for that purpose.

     Section 22.4 All provisions of these Bylaws other than Articles 2, 16 and 19 and Sections 22.1, 22.2 and 22.3 may be altered, amended or repealed: (i) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at a duly organized meeting called for that purpose, or (ii) by a majority vote of the members of the Board of Directors at any regular meeting or any special meeting duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of stock of the Corporation at any duly organized meeting called for that purpose.